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                                   Amendment No. 1
                                          to

                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  -----------------

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                  -----------------

                               TEXAS UTILITIES COMPANY
                       (formerly known as TUC Holding Company)

                (Exact name of registrant as specified in its charter)


          Texas                        1-12833             75-2669310
     (State or incorporation       (Commission File    (I.R.S. Employer
      or organization)                 Number)         Identification No.)


                                  1601 Bryan Street
                                 Dallas, Texas 75201
             (Address of principal executive offices, including zip code)

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          Securities to be registered pursuant to Section 12(b) of the Act:

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                                             Name of each exchange
               Title of each class           on which each class is
               to be so registered           to be so registered
               -----------------------------------------------------
               Common Stock,                 New York Stock Exchange
                without par value            Chicago Stock Exchange
                                             Pacific Exchange
               =====================================================

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1),
     please check the following box.     [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant
     to General Instruction A.(c)(2), please check the following box.     [ ]

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          Securities to be registered pursuant to Section 12(g) of the Act:
     None

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          The Commission is respectfully requested to send copies of all notices, orders and communications to:


          Robert A. Wooldridge, Esq.         Robert J. Reger, Jr., Esq.
          Worsham, Forsythe &                Reid & Priest LLP
           Wooldridge L.L.P.                 40 West 57th Street
          1600 Bryan Street                  New York, New York  10019
          Dallas, Texas 75201

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 1.   Description of Registrant's Securities to be Registered.
               -------------------------------------------------------

          The Common Stock of the Registrant is described under "Description of Company Capital Stock" in the Joint Proxy Statement for Texas Utilities Company (now known as Texas Energy Industries Inc.) and ENSERCH Corporation and Prospectus for the Registrant's Common Stock (Prospectus), filed with the Securities and Exchange Commission (Commission) pursuant to Rule 424(b)(3) of the Securities Act of 1933 on September 27, 1996, in connection with the Registrant's registration statement on Form S-4, Registration Statement No. 333-12391. Such description is incorporated herein by reference.

          As indicated in the Prospectus, upon effectiveness of the mergers described therein, the Registrant changed its name to Texas Utilities Company on August 5, 1997. Accordingly, this Amendment No. 1 to Form 8-A, is being filed by the Registrant under its new name.

          The original Form 8-A, which was filed with the Commission on March 26, 1997, became effective on July 7, 1997.

     Item 2.   Exhibits.
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          The Common Stock, without par value, described herein is registered on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange on each of which no other securities of the Registrant are registered. Accordingly, the following Exhibits required in accordance with Part II to the instructions as to Exhibits to Form 8-A have been filed with each such exchange but, with the exception of Exhibit 1(b), have not been filed with, or incorporated by reference in, the Form 8-A, as amended by this Amendment No. 1 thereto.

          Exhibit
          -------

            1(a) Registration Statement on Form S-4 with respect to TUC Holding Company Common Stock

            1(b) "Description of Company Capital Stock" excerpted from Prospectus described in 3(a)

            3(a) Joint Proxy Statement for Texas Utilities Company and ENSERCH Corporation and Prospectus for TUC Holding Company Common Stock (Prospectus)

            4(a)    Amended and Restated Plan of Merger

            4(b)    Restated Articles of Incorporation of TUC Holding Company

            4(c)    Restated Bylaws of TUC Holding Company

            4(d) Specimen certificate representing Common Stock of TUC Holding Company


                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Form 8A to be signed on its behalf by the undersigned, thereto duly authorized.


     Dated:  August 8, 1997             TEXAS UTILITIES COMPANY
                                        (formerly known as TUC Holding Company)


                                        By:    /s/ Peter B. Tinkham
                                           ----------------------------------
                                            Peter B. Tinkham
                                            Treasurer and Assistant Secretary